Exhibit 99.1

Contact:

Jennifer Chelune

Investor Relations Manager

(734) 997-4910

jennifer.chelune@proquest.com

PROQUEST ANNOUNCES MANAGEMENT CHANGES

ANN ARBOR, Mich., January 30, 2007 – The Board of Directors of ProQuest Company and Alan Aldworth announced today that they have mutually agreed that Aldworth will leave his position as ProQuest’s Chairman, President and Chief Executive Officer (CEO) and as a Director, effective immediately. Richard Surratt, the company’s Chief Financial Officer, will become ProQuest’s President and CEO. David Asai, the company’s Controller, will become ProQuest’s Chief Financial Officer. William E. Oberndorf, Managing Director, SPO Partners & Co., will become the Chairman of ProQuest’s Board of Directors. Ronald Klausner will remain President of ProQuest Education and Voyager Expanded Learning.

“The Board and Alan determined together that this is the right time to make this change,” the Board of Directors said. “We want to thank Alan for his deep commitment to ProQuest during the period of time he has served as the company’s Chairman, President and CEO.”

The Board went on to say, “Richard Surratt is a leader who has demonstrated the ability to keep the organization focused and moving forward aggressively, and we are confident that he is the right person to serve in this role. Richard now has in place a capable finance team that is driving the company’s restatement process under his direction. The Board looks forward to working closely with Richard and the management team as we continue to execute at Voyager, finalize the restatement process, and evaluate the best long-term course of action for the company, its shareholders, customers, and employees.”

-more-

ProQuest Announces Management Changes, Page 2 of 2

About ProQuest Company

ProQuest Company (PQE: NYSE) is based in Ann Arbor, Michigan, and is a publisher of information and education solutions. We provide products and services to our customers through two business segments: ProQuest Education and ProQuest Information and Learning. Our Education segment, which includes the Voyager Expanded Learning business, serves the K-12 market. It is a leading provider of K-12 curriculum products, in-school core reading programs, reading and math intervention programs, and professional development programs for school districts throughout the United States. ProQuest Information and Learning serves the higher education and public library markets, and is a world leader in collecting, organizing, and publishing high-quality research resources for researchers, faculty, and students in libraries and schools. It is widely known for its strengths in business and economics; general reference; genealogy; humanities; social sciences; and scientific, technical and medical (STM) content. Information and Learning develops products comprising periodicals, newspapers, dissertations, out-of-print books, and other scholarly information from more than 9,000 publishers worldwide.

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, the results of our pending restatement process, or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to the Company’s ability to successfully conclude the review and restatement of its financial results, the discovery of additional restatement items, the ability to renegotiate the terms of its revolving credit agreement and senior notes in connection with defaults under such debt due to any potential restatement if further defaults occur, ability to support its current debt level, the Company’s ability to refinance its outstanding debt and working capital needs, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation, decreased library and educational funding/budgets, the ability to consummate the ProQuest Information and Learning segment transaction, including the risk that the buyer might not obtain financing, demand for ProQuest’s products and services, success of ongoing product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on ProQuest’s business including K-12 and higher education, the impact of competition and the uncertainty of economic conditions in general, the ability to successfully attract and retain customers, sell additional products to existing customers, and win new business due to changes in technology, the ability to maintain a broad customer base to avoid dependence on any one single customer, K-12 enrollment and demographic trends, the level of educational funding, the level of education technology investments, the Company’s ability to obtain financing, global economic conditions, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward- looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” “priorities,” or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The Company undertakes no obligation to update any of these statements.

###